SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2007

Commission file number: 0-27565

Abazias, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23532	65-0636277
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5214 SW 91st Terrace Suite A
Gainesville, FL 32608
(Address of principal executive offices) (Zip Code)

352-264-9940
(Registrant's telephone number)

Item1.01 Entry into a Material Definitive Agreement.

(a) If the registrant has entered into a material definitive agreement not made in the ordinary course of business of the registrant, or into any amendment of such agreement that is material to the registrant, disclose the following information:

(1) the date on which the agreement was entered into or amended, the identity of the parties to the agreement or amendment and a brief description of any material relationship between the registrant or its affiliates and any of the parties, other than in respect of the material definitive agreement or amendment; and

(2) a brief description of the terms and conditions of the agreement or amendment that are material to the registrant.

Abazias, Inc./Oscar Rodriguez Employment Agreement:

•	Term of Employment. Subject to the provisions for termination set forth below this agreement will begin on February 22, 2007, unless sooner terminated.
•
Salary. The Company shall allow Employee to purchase Two Hundred and Fifty Thousand shares of Restricted Abazias common stock (symbol-ABZA) at $.05 cents per two year period valued at approximately $500,000, for the services of the Employee, payable in advance.

•	Duties and Position. The Company hires the Employee in the capacity of CEO.

Abazias, Inc./Jesus Diaz Employment Agreement:

•	Term of Employment. Subject to the provisions for termination set forth below this agreement will begin on February 22, 2007, unless sooner terminated.
•
Salary. The Company shall allow Employee to purchase One Hundred and Twenty  Five Thousand shares of Restricted Abazias common stock (symbol-ABZA) at $.05 cents per two year period valued at approximately $250,000, for the services of the Employee, payable in advance.

•	Duties and Position. The Company hires the Employee in the capacity of CFO.

ITEM 9. FINANCIAL STATEMENTS AND EXHIBITS

10.1 Employment Agreement - Rodriguez
10.2 Employment Agreement - Diaz

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abazias, Inc. (Registrant)

Date: February 26, 2007	By:	/s/ Oscar Rodriguez
Oscar Rodriguez, President